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                          SOOKOCHOFF CONSULTANTS INC.
                         Suite 317, 2120 West 4th Avenue
                          Vancouver, British Columbia,
                                 Canada, V6M 2G2



NEW  PALTZ  CAPITAL  CORP.
West  Vancouver,  British  Columbia
Canada


                        CONSENT OF GEOLOGICAL CONSULTANT
                        --------------------------------



I hereby consent to the inclusion and reference of my report dated October 25, 2001 entitled "Geological Evaluation Report on the Oro Dinero Claim Group" in the Form SB-2 Registration Statement to be filed by New Paltz Capital Corp. with the United States Securities and Exchange Commission.




Dated  the  2nd day  of  November,  2001



SOOKOCHOFF  CONSULTANTS  INC.


Per:

/s/ Laurence Sookochoff
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Laurence  Sookochoff,  P.  Eng.